UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/05/2007

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

207-775-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 5, 2007 our board of directors unanimously approved amendments to our bylaws to allow for book-entry ownership of our shares. The previous provisions allowed only for ownership to be represented by certificates. The revisions were made to comply with the New York Stock Exchange requirement regarding eligibility for the Direct Registration System. The amended bylaws became effective upon their adoption by the board of directors. A copy of our amended bylaws is attached as Exhibit 3.01 to this report and is incorporated herein by reference. Our bylaws are also available at the corporate governance section of our web site at http://governance.fairchildsemi.com.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: December 11, 2007	By:	/s/ Paul D. Delva
Paul D. Delva
Sr. V.P., General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-3.(ii).01	Bylaws (as amended through December 5, 2007).